Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of October 31, 2017 (this “Agreement”), is entered into by and between Precipio, Inc., a Delaware corporation (the “Company”) and Collateral Services LLC, in its capacity as collateral agent for the Vendors (as defined below) (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the certain vendors of the Company (the “Vendors” and, together with the Collateral Agent, the “Secured Parties”) have entered into a Debt Settlement Agreement, dated on or about the date hereof (the “Settlement Agreement”), with the Company and the Collateral Agent; and

WHEREAS, in order to induce the Vendors to enter into the Settlement Agreement, the Company has agreed to execute and deliver to the Collateral Agent this Agreement and to grant Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Settlement Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 8 or 9 of the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 8 or 9 of the UCC, as applicable.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Settlement Agreement.

(c) The following terms shall have the meanings set forth below:

“Collateral” means all of the right, title and interest of the Company in, to and under all personal property and fixtures and interests in such personal property and fixtures, wherever located, and whether now existing or hereafter arising or acquired from time to time, including, without limitation:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto, and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, agreements related to the Pledged Securities (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by the Company), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above;

provided that, notwithstanding the foregoing, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

“Excluded Property” shall mean the following: (i) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority), or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition or limitation, (ii) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including any requirement thereunder to obtain the consent of any Governmental Authority, regulatory authority or similar third party), other than to the extent such prohibition or restriction is rendered ineffective under the anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition or restriction, (iii) “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America as in effect from time to time, (iv) equity interests in any person other than wholly-owned subsidiaries of the Company to the extent (X) the organizational documents or other agreements with other holders of equity interests of such person do not permit or restrict the pledge of such equity interest or (Y) the pledge of such equity interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Company or such subsidiary, (v) any lease, license, contract, other agreement or document or any property subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case to the extent that a grant of a security interest therein would require the consent of a third party (unless such consent has been received), violate or invalidate such lease, license, contract, other agreement or document or purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto other than the Loan Parties after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other law notwithstanding such prohibition, (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (vii) assets in circumstances where the cost, burden, difficulty or consequence of obtaining a security interest or perfection thereof in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary), would be excessive in light of the practical benefit to the Secured Parties afforded thereby as reasonably determined by the Company in consultation with the Required Vendors; provided that “Excluded Property” shall not include any proceeds of any Excluded Property referred to in the foregoing clauses (i) through (vii) (unless such proceeds would constitute Excluded Property referred to in clauses (i) through (vii)).

“Obligations” means, collectively, the obligations of the Company to pay the Settlement Amounts as provided for in the Settlement Agreement, and indemnification and expense reimbursement obligations provided for in the Settlement Agreement and this Agreement.

“Security Interest” and “Security Interests” has the meaning set forth in Section 2.

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to enter into the Settlement Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (each a “Security Interest” and, collectively, the “Security Interests”).

3. Financing Statement Only. For the avoidance of doubt, notwithstanding anything to the contrarty herein, the Security Interests granted herein shall be perfected only by the filing of appropriate UCC-1 financing statements, and no other perfection action shall be required or permitted hereunder unless and until the Required Vendors shall have requested otherwise in writing upon and during the occurrence of an Event of Default.

4. Representations and Warranties.

(a) Each party executing this Agreement represents and warrants that both it and the person signing on behalf of such party are duly authorized to execute the same, and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party according to its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) As of the date hereof, the Company represents and warrants to the Secured Parties as follows:

(i) The chief executive office and place of business of the Company where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) as of the date hereof is forth on Schedule 4(b)(i) attached hereto.

(ii) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral.

(iii) The Company was organized and remains organized solely under the laws of the State of Delaware; as of the date hereof the Company’s organizational identification number is 2723702.

(iv) (i) the Company has no trade names except as set forth on Schedule 4(b)(iv) attached hereto, (ii) the Company has not used any name other than that stated in the preamble hereto or as set forth on Schedule 4(b)(iv) for the preceding five years, and (iii) no entity has merged with or into the Company or been acquired by the Company within the past five years except as set forth on Schedule 4(b)(iv).

5. Covenants of the Company. The Company covenants, until the termination of this Agreement in accordance with its terms, covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business set forth on Schedule 4(b) attached hereto and may not relocate such books of account and records (except in the ordinary course of sales) or relocate its chief executive office to a new location unless, in any such case, it delivers to the Collateral Agent at least 15 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States).

(b) The Company hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it.

(c) Upon reasonable request of the Collateral Agent (acting upon the direction of the Required Vendors), the Company will sign and deliver to the Collateral Agent at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is reasonably deemed by the Collateral Agent to be, necessary to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall be responsible for all fees, taxes and other amounts necessary to maintain the Security Interests as required hereunder.

(d) The Company shall maintain with financially sound and reputable insurers, insurance against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses

(e) Upon and during the continuance of an Event of Default, following the written request of the Required Vendors, the Company shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Required Vendors may from time to time request in writing and may in their reasonable discretion deem necessary to perfect, protect or enforce the Security Interests.

(f) Upon and during the continuance of an Event of Default, following the written request of the Required Vendors, the Company shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time.

(g) The Company shall at all times preserve and keep in full force and effect its existence and good standing.

(h) The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or add any new fictitious name unless it provides at least 15 days prior written notice to the Collateral Agent of such change.

(i) To the extent that any Collateral is in the possession of any third party, the Company shall, upon and during the continuance of an Event of Default, at the written request of the Required Vendors, shall join with the Collateral Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Required Vendors.

6. Duty to Hold In Trust. Upon and during the continuance of an Event of Default, following the written request of the Required Vendors, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for distribution to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding Obligations for application to the satisfaction of the Obligations.

7. Rights and Remedies Upon Default.

(a) Upon and during the continuance of any Event of Default, the Collateral Agent shall have the right to exercise, upon the written direction of the Required Vendors, all of the remedies conferred hereunder and under the Settlement Agreement, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC.

(b) The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may but is under no obligation to do so (other than as and to the extent provided for in the Settlement Agreement) acting upon the written direction of the Required Vendors, sell the Collateral without giving any warranties and may specifically disclaim such warranties.

8. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding Settlement Amounts at the time of any such determination), after which the Secured Parties shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Company will be liable for the deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Collateral Agent arising out of the repossession, removal, retention or sale of the Collateral at the direction of the Required Vendors, unless due solely to the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

9. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) the Collateral Agent (i) has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, nor (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. The Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to any of the Collateral, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or may be entitled at any time or times.

10. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Settlement Agreement or this Agreement, (b) any exchange, release or non-perfection of any of the Collateral, (c) any action by the Collateral Agent, acting upon the written direction of the Required Vendors, to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral, or (e) any other circumstance which might otherwise constitute a discharge of all or any part of the Security Interests granted hereby. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Company’s obligations hereunder shall be reinstated.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid or discharged or as provided in the Settlement Agreement.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be made in accordance with Section 7 of the Settlement Agreement.

13. Miscellaneous.

(a) No course of dealing between the Company and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Settlement Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Settlement Agreement, this Agreement or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the Settlement Agreement, is the complete agreement between the parties with respect to the settlement contemplated herein and supersedes all prior agreements and understandings with respect thereto. This Agreement may only be modified by a writing signed by the Company and the Collateral Agent (acting upon the written direction of the Required Vendors).

(d) If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) The Company may not assign any of its rights or obligations hereunder without the written consent of the Collateral Agent, acting upon the written direction of the Required Vendors and the Collateral Agent may not assign its rights or obligations hereunder other than in connection with its resignation as Collateral Agent pursuant to Section 13 of Exhibit C to the Settlement Agreement; any assignment or attempted assignment by any party hereto without the requisite consent shall be null and void. Notwithstanding the foregoing, the Company may assign its rights and obligations hereunder in connection with a sale of the business, whether through a merger, consolidation, transfer of all or substantially all of its assets, or in a similar transaction.

(g) This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof for resolution of any dispute regarding, arising from, or in any way relating to this Agreement or the negotiations which gave rise to this Agreement. By executing this Agreement the parties hereto agree to waive any defense or argument based on lack of personal jurisdiction, inconvenient forum, or any other objection or argument against the exercise of jurisdiction by the State of New York over the issues and parties in this matter. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Settlement Agreement or the transactions contemplated hereby or thereby.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(i) The Company shall indemnify, reimburse and hold harmless the Collateral Agent and its officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee by the Company in any way related to or arising from or alleged to arise from this Agreement, the Settlement Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence, bad faith or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Settlement Agreement or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(j) Nothing in this Agreement shall be construed to subject Collateral Agent to liability as a partner in the Company or any if its direct or indirect subsidiaries that is a partnership or as a member in the Company or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of the Company or any if its direct or indirect subsidiaries or otherwise, unless and until the Collateral Agent exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(k) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any direct or indirect wholly-owned subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waives any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

COMPANY:

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name: Ilan Danieli
Title: Chief Executive Officer

SIGNATURE PAGE TO

SECURITY AGREEMENT

COLLATERAL AGENT:

COLLATERAL SERVICES LLC

By:	/s/ Barbara Mittman
Name: Barbara R. Mittman
Its: Managing Member

SIGNATURE PAGE TO

SECURITY AGREEMENT

Schedule 4(b)(i)

Precipio, Inc.

4 Science Park

New Haven, CT 06511

Schedule 4(b)(iv)

On June 29, 2017 the Company changed its name from Transgenomic, Inc. to Precipio, Inc.

On June 29, 2017 New Haven Labs Inc. (“Merger Sub”) a wholly-owned subsidiary of the Company merged with and into Precipio Diagnostics, LLC, with Precipio Diagnostics surviving the Merger as a wholly-owned subsidiary of the Company.